Exhibit 10.12

LOAN AGREEMENT AMENDMENT NO. 3

July 28, 2016

Altlands Overseas Corp.

Office 101

1 ½ Miles Northern Highway

Belize City, Belize

We refer to the loan agreement dated February 9, 2015 between Altlands Overseas Corp. (the “Lender”) and MCW Energy CA, Inc., as amended on July 21, 2015 and February 1, 2016 (the “Agreement”). For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend the Agreement as follows (the “Amending Agreement”). Capitalized terms not otherwise defined shall have the same meaning ascribed to them in the Agreement.

1.	The following shall be inserted on the top of page one (1) of the Agreement:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE November 29, 2016.”

2.	The following Section 5.3 shall be inserted in the Agreement:

“5.3	Conversion of Loan. Upon and subject to the terms and conditions set out in this Section 5.3, the Lender shall have the right, at its option at any time, and from time to time, prior to the close of business on the Repayment Date (the “Time of Expiry”) to convert, in whole or in part, the Loan (excluding interest) into fully paid and non-assessable common shares (the “Common Shares”) in the capital of MCW Energy Group Limited (“MCW”), at $0.15 (the “Conversion Price”) on the Date of Conversion (defined below). The Conversion Price shall be subject to customary adjustment in the event of corporate reorganization, merger, dissolution of MCW, or subdivision, consolidation or dividend of Common Shares, or change or reclassification of Common Shares. The right of conversion set forth herein shall extend only to the maximum number of whole Common Shares into which the Loan may be converted. If the Lender wishes to convert the Loan into Common Shares, the Lender shall, prior to the Time of Expiry, send written notice, duly executed by the Lender or its legal representative or attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Borrower, exercising its right to convert the Loan into Common Shares, to the Borrower. Thereupon, the Lender or, subject to the payment of all applicable security transfer taxes or other governmental charges by the Lender, its nominee(s) or assignee(s), shall be entitled to be entered in the books of MCW (as of the Date of Conversion) as the holder of the number of Common Shares into which the Loan is converted and, as soon as practicable thereafter, the Borrower shall deliver to the Lender or, subject as aforesaid, its nominee(s), or assignee(s), a certificate or certificates for such Common Shares. For the purposes of this Section 5.3, the Lender shall be deemed to be entitled to conversion of the Loan then outstanding to Common Shares on the date (herein called the “Date of Conversion”) on which the notice contemplated by this Section 5.3) is actually received by the Borrower. At the time of conversion, the Lender shall be entitled to receive accrued and unpaid interest in respect thereof up to the Date of Conversion. Common Shares issued upon conversion of the Loan by the Lender shall only be entitled to receive dividends declared in favour of shareholders of record on or after the Date of Conversion, from which applicable date such Common Shares will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares. MCW shall not be required to issue fractional Common Shares upon the conversion of the Loan into Common Shares pursuant to this Section 5.3. If any fractional interest in a Common Share would, except for the provisions of this Section 5.3, be deliverable upon the conversion of the Loan, the MCW shall, in lieu of issuing any such fractional interest, satisfy such fractional interest by either, at its option, (i) issuing to the Lender one full Common Share and delivering a certificate representing such Common Share to the Lender, or (ii) paying, or causing the Borrower to pay, to the Lender an amount of lawful money of United States equal to the principal amount of the Loan remaining outstanding after so much of the Loan as may be converted into a whole number of Common Shares has been so converted. Upon conversion of the entire Loan, if applicable, pursuant to this Section 5.3 and payment of all accrued and unpaid interest, this Loan shall be cancelled and shall be of no further force or effect. Any Common Shares issued upon conversion of the Loan before November 29, 2016, shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 29, 2016.””

All other terms of the Agreement not contradicting with the provisions of this Amending Agreement shall continue in full force and effect.

This Amending Agreement is subject to (i) all necessary, director, shareholder, regulatory and stock exchange approvals, and (iii) compliance with applicable securities laws.

This Amending Agreement may be executed in two or more counterparts, each of which is deemed to be an original and all of which will constitute one agreement, effective as of the date given above. If you are in agreement with the terms and conditions of this Amending Agreement, please sign below and return one copy to our attention.

Yours truly,

MCW ENERGY CA, INC.

Per:	/s/ Aleksandr Blyumkin
	Name:	Aleksandr Blyumkin
	Title	Director

SECTION 5.3 OF THE AGREEMENT ACKNOWLEDGED AND AGREED TO:

MCW ENERGY GROUP LIMITED

Per:	/s/ Aleksandr Blyumkin
	Name:	Aleksandr Blyumkin
	Title	Director

AGREED AND ACCEPTED this ______ day of July, 2016.

ALTLANDS OVERSEAS CORP.

Per:	/s/ Huee Abos
	Name:	Huee Abos
	Title	President

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